EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, George C. Carp, state and attest that:

1.	I am the Principal Financial and Accounting Officer of Main Place Funding, LLC (the “Registrant”).

2.	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

the Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2006 (the “Report”) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

/s/ George C. Carp
George C. Carp
Principal Financial and Accounting Officer
May 15, 2006

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